Exhibit 11

                         BIG B, INC.
             STATEMENT OF PER SHARE EARNINGS

                                      Fiscal Years Ended
                           ----------- -------------  -----------
                               1994         1995         1996
                           ___________  ____________  ___________
Primary
  Net income               $11,752,000  $ 15,097,000  $ 2,624,000
  Weighted average
    number of common
    shares outstanding(1)   15,471,402    15,561,205   17,815,609
  Net income per common
    share                  $      0.76  $       0.97  $      0.15
                           ___________  ____________  ___________
___________  ____________  ___________


Assuming full dilution:
  Earnings - net income    $11,752,000  $15,097,000   $ 2,624,000
  Add after tax interest
    expense applicable
    to 6 1/2% convertible
    subordinated
    debentures              1,387,000    1,661,000      1,689,000
                           ___________  ____________  ___________
  Net income as adjusted   $13,139,000  $16,758,000   $ 4,313,000
                           ===========  ============  ===========
Shares - (1)
  Weighted average number
    of common shares
    outstanding             15,571,402   15,561,205    17,815,609
  Assuming conversion of
    6 1/2% convertible
    subordinated
    debentures               2,755,359    3,299,180     3,299,180
  Assuming exercise of
    options reduced by
    the number of shares
    which could have been
    purchased with the
    proceeds from exercise
    of such options             75,219       61,288         9,882
                           ===========   ==========   ===========
/TABLE

                           Exhibit 11

                           BIG B, INC.
                STATEMENT OF PER SHARE EARNINGS
                            (CONTINUED)

                                      Fiscal Years Ended
                           ----------- -------------  -----------
                               1994         1995         1996
                           ----------- -------------  -----------


  Weighted average number
    of common shares
    outstanding as
    adjusted                18,301,980   18,921,613    21,124,671
                           ===========  ===========   ===========

  Net income per common
    share assuming full
    dilution, excluding
    antidilutive effects   $      0.72  $      0.89   $      0.15
                           ===========  ===========   ===========



 (1) See Note 1 to consolidated financial statements.